FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2012 (August 8, 2012)

ESSEX PROPERTY TRUST, INC.
 (Exact name of registrant as specified in its charter)

001-13106
(Commission File Number)

Maryland	77-0369576

(State of Incorporation)	(I.R.S Employer Identification No.)

925 East Meadow Drive, Palo Alto, California 94303
(Address of principal executive offices) (Zip Code)

(650) 494-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On  August 8, 2012, Essex Property Trust, Inc. announced that its operating partnership, Essex Portfolio, L.P., priced the private placement of $300 million aggregate principal amount of 3.625% Senior Notes due 2022 (the "Notes").  The press release announcing the pricing of this private placement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes are being offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions pursuant to Regulation S under the Securities Act. In connection with the offering of the Notes, Essex Property Trust, Inc.  and Essex Portfolio, L.P., expect to enter into a registration rights agreement pursuant to which they will agree to file a registration statement with respect to an offer to exchange the Notes for identical new notes registered under the Securities Act (or, under certain circumstances, a shelf registration statement covering resales of the Notes).

The Notes have not been registered under the Securities Act and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release issued by Essex Property Trust, Inc. on August 8, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 9, 2012

Essex Property Trust, Inc.

/s/ Michael T. Dance
Name: Michael T. Dance
Title: Executive Vice President & Chief Financial Officer

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